UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2026

VolitionRx Limited
(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

1489 West Warm Springs Road, Suite 110

Henderson, Nevada 89014

(Address of principal executive offices and zip code)

+1 (512) 774-8930

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	VNRX	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Note Prepayment

As previously reported, VolitionRx Limited (the “Company”) and Lind Global Asset Management XII LLC (“Lind”) entered into a Securities Purchase Agreement, dated May 15, 2025, as amended and restated on January 7, 2026 (the “Purchase Agreement”), pursuant to which the Company issued and sold to Lind (i) that certain senior secured convertible promissory note in the original principal amount of $7,500,000 dated May 20, 2025 (the “2025 Note”) that is convertible into shares of the Company’s common stock, par value $0.001 per share, (ii) that certain common stock purchase warrant, (iii) that certain senior secured convertible promissory note in the original principal amount of $2,400,000 dated January 15, 2026 (the “2026 Note”), and (iv) that certain common stock purchase warrant.

Pursuant to Section 1.4.1 of the 2025 Note, on September 11, 2026, the Company prepaid in cash the outstanding principal amount of the 2025 Note in the aggregate amount of approximately $422,000 (the “Prepayment”). Following the Prepayment, no further amounts remain outstanding under the 2025 Note. For the avoidance of doubt, the 2026 Note and all obligations of the Company thereunder remain in full force and effect and were not affected by the Prepayment.

On September 14, 2026, the Company issued a press release regarding the Prepayment. A copy of the press release is included herewith as Exhibit 99.1, which is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated September 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED

Date: September 14, 2026	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

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